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                                                                   EXHIBIT 10.25



                              STANDSTILL AGREEMENT

                                      Among

                         DREAMWORKS ANIMATION SKG, INC.,

                                STEVEN SPIELBERG,

                                 DW LIPS, L.P.,

                          M&J K B LIMITED PARTNERSHIP,

                                   DG-DW, L.P.

                                       and

                             DW INVESTMENT II, INC.

                          Dated As Of October [ ], 2004
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                                    STANDSTILL AGREEMENT, dated as of October
                           [ ], 2004, among DREAMWORKS ANIMATION SKG, INC., a Delaware corporation (the "Company"), DW LIPS, L.P., a California limited liability partnership ("DW Lips"), M&J K B LIMITED PARTNERSHIP, a Delaware limited partnership ("M&J K B") (solely for purposes of Section 4.06(b)), DG-DW, L.P., a Delaware limited partnership ("DG-DW") (solely for purposes of Section 4.06(b)), DW INVESTMENT II, INC., a Washington corporation ("DWI II") (solely for purposes of Section 4.06(b)), and STEVEN SPIELBERG.

                  WHEREAS, DreamWorks L.L.C., a Delaware limited liability company ("DW"), and the Company, together with other parties, have entered into a Separation Agreement dated as of October [ ], 2004, providing for the separation of the animation business (the "Separation") from DW;

                  WHEREAS, after the Separation, the Company intends to sell shares of its Class A Common Stock, par value $0.01 per share ("Class A Stock"), in a public offering (the "Offering");

                  WHEREAS, immediately following the consummation of the Offering, DW Lips will own approximately [ ]% of the Company's issued and outstanding Class A Stock; and

                  WHEREAS, each of the parties desires to enter into this Agreement (as defined below);

                  NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I

                                   Definitions

                  Section 1.01. Certain Defined Terms. As used in this
Agreement:

                  "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled By or is Under Common Control With, such specified Person.

                  "Agreement" means this Standstill Agreement, as it may be amended, supplemented, restated or modified from time to time.

                  "Beneficial Owner" or "Beneficially Own" has the meaning assigned to such term in Rule 13d-3 under the Exchange Act and a Person's beneficial ownership of Common Stock shall be calculated in accordance with the provisions of such Rule.

                  "Board" means the Board of Directors of the Company.
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                  "Business Day" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

                  "By-laws" means the By-laws of the Company, as amended or restated from time to time.

                  "Charter" means the Restated Certificate of Incorporation of the Company, as amended or restated from time to time.

                  "Class A Stock" has the meaning assigned to such term in the recitals hereto.

                  "Class B Holder" means any Person who shall hold of record shares of Class B Stock.

                  "Class B Stock" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "Common Stock" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "Company" has the meaning assigned to such term in the preamble hereto.

                  "Control" (including the terms "Controlled By" and "Under Common Control With") has the meaning assigned to such term in the Charter as in effect at consummation of the Offering.

                  "DG-DW" has the meaning assigned to such term in the preamble hereto.

                  "Director" means any member of the Board.

                  "DW" has the meaning assigned to such term in the recitals hereto.

                  "DW Lips" has the meaning assigned to such term in the preamble hereto.

                  "DWI II" has the meaning assigned to such term in the preamble hereto.

                  "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

                  "Family Group" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "Final Allocation" has the meaning assigned to such term in the Holdco LLLP Agreement as in effect at consummation of the Offering.

                  "Group" has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

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                  "Holdco LLLP Agreement" means the limited liability limited partnership agreement of Holdco, dated as of October [ ], 2004, as it may be amended, supplemented, restated or modified from time to time.

                  "KG Termination Date" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "M&J K B" has the meaning assigned to such term in the preamble hereto.

                  "Offering" has the meaning assigned to such term in the recitals hereto.

                  "Person" has the meaning assigned to such term in the Charter (as modified in Section 2(f) of Article IV thereof) as in effect at consummation of the Offering.

                  "Principal Holder" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "Proceeding" has the meaning assigned to such term in Section 4.09.

                  "SEC" means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

                  "Securities Act" means the U.S. Securities Act of 1933, as amended.

                  "Separation" has the meaning assigned to such term in the recitals hereto.

                  "Separation Date" has the meaning assigned to such term in the Vulcan Stockholder Agreement.

                  "Spielberg Parties" means Steven Spielberg, DW Lips and any Person Controlled By Steven Spielberg.

                  "Vulcan Stockholder Agreement" means the Stockholder Agreement, dated as of October [ ], 2004, among the Company, [Holdco] LLLP, M&J K B, M&J K Dream Limited Partnership, The JK Annuity Trust, The MK Annuity Trust, Katzenberg 1994 Irrevocable Trust, DG-DW, DWI II, Jeffrey Katzenberg, David Geffen and Paul Allen as in effect at consummation of the Offering.

                  Section 1.02. Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

                  (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

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                                   ARTICLE II

                                   Standstill

                  Section 2.01. Standstill Restrictions. Each of Steven Spielberg and DW Lips covenants and agrees with the Company that they shall not, and shall cause each Spielberg Party not to, prior to the earlier of (i) the fifth anniversary of the date of this Agreement and (ii) the KG Termination Date, directly or indirectly, alone or in concert with others, unless specifically requested in writing by a Principal Holder or by a resolution of a majority of the Directors or pursuant to a transaction (x) in which the Company has entered into a definitive agreement or (y) the Board has recommended in favor of, take any of the actions set forth below (or take any action that would require the Company to make an announcement regarding any of the following):

                  (a) effect, seek, offer, engage in, propose (whether publicly or otherwise) or cause or participate in, or assist any other Person to effect, seek, engage in, offer or propose (whether publicly or otherwise) or participate in:

                  (i) any tender or exchange offer, merger, consolidation, share exchange, business combination, recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction involving the Company or any of its subsidiaries or any material portion of its or their business or any purchase of all or any substantial part of the assets of the Company or any of its subsidiaries or any material portion of its or their business; or

                  (ii) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Section 14a-1(1)(2)(iv) from the definition of "solicitation") with respect to the Company or any of its Affiliates or any action resulting in Steven Spielberg, DW Lips, any Affiliate of Steven Spielberg or DW Lips or such other Person becoming a "participant" in any "election contest" (as such terms are used in the proxy rules of the SEC) with respect to the Company or any of its subsidiaries;

                  (b) propose any matter for submission to a vote of stockholders of the Company or call or seek to call a meeting of the stockholders of the Company;

                  (c) seek election to, seek to place a representative on or seek the removal of any Director; provided, however, that nothing in this
Section 2.01(c) shall restrict the manner in which a Spielberg Party may vote its shares of Common Stock (if any);

                  (d) grant any proxy with respect to any Common Stock (other than to a Principal Holder, the Chief Executive Officer of the Company or a bona fide financial institution in connection with a bona fide recourse borrowing);

                  (e) execute any written consent with respect to any Common Stock other than at the request of a Principal Holder or the Chief Executive Officer of the Company;

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                  (f) form, join or participate in a Group with respect to any
Common Stock or deposit any Common Stock in a voting trust or subject any Common Stock to any arrangement or agreement with respect to the voting of such Common Stock or other agreement having similar effect (in each case except with the Class B Holders);

                  (g) take any other action to seek to affect the control of the management or Board of the Company or any of its Affiliates, including publicly suggesting or announcing its willingness to engage in or have another Person engage in a transaction that could reasonably be expected to result in a transaction of the type described in Section 2.01(a)(i); provided, however, that nothing in this Section 2.01(g) shall restrict the manner in which a Spielberg Party may vote its shares of Common Stock (if any);

                  (h) enter into any discussions, negotiations, arrangements or understandings with any Person with respect to any of the foregoing, or advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing (in each case except with the Class B Holders);

                  (i) disclose to any Person, or otherwise induce, encourage, discuss or facilitate, any intention, plan or arrangement inconsistent with the foregoing or which would result in the Company or any of its Affiliates or any Class B Holder or any Affiliates of any Class B Holder being required to make any such disclosure in any filing with a governmental entity or being required to make a public announcement with respect thereto;

                  (j) bring any action or otherwise act to contest the validity of this Article II (including this Section 2.01) or seek a release from the restrictions contained in this Article II; or

                  (k) request the Company or any of its Affiliates, directors, officers, employees, representatives, advisors or agents, or any party hereto, directly or indirectly, to amend or waive this Article II, the Charter or the By-laws (or similar constituent documents) of the Company or any of its Affiliates.

                  Section 2.02. Exceptions to Standstill. Notwithstanding
Section 2.01, no Spielberg Party shall be subject to any of the restrictions set forth therein if (a) the Company shall have entered into a definitive agreement providing for, or, in the case of clause (ii) below, the Board shall have recommended in favor of, (i) any direct or indirect acquisition or purchase by any Person or Group of a majority of the Common Stock of the Company, (ii) any tender offer or exchange offer that if consummated would result in any Person or Group acquiring a majority of the Common Stock of the Company or (iii) any merger, consolidation, share exchange or other business combination involving the Company which, if consummated, would result in the stockholders of the Company immediately prior to the consummation of such transaction ceasing to own at least a majority of the equity interests in the surviving entity (or any direct or indirect parent of such surviving entity); (b) any Person or Group (other than the Company, any Class B Holder, any Spielberg Party or any Group that includes a Spielberg Party) acquires 25% or more of the number of then outstanding shares of Common Stock or other voting securities of the Company having the right to vote generally in the election of Directors; (c) any Class B Holder, Principal, Family Group member or any of their respective Affiliates commences (x) a "going private" transaction subject to Rule 13e-3 under Section 13(e) of the

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Exchange Act involving the Company or any of its material subsidiaries or (y) a transaction of the type contemplated in clause (a) above; or (d) the KG Termination Date shall have occurred.

                                  ARTICLE III

                                      Term

                  Section 3.01. Term. This Agreement shall become effective on the Separation Date and shall continue in effect until the earliest of (i) the KG Termination Date, (ii) the fifth anniversary hereof and (iii) such time, following the Final Allocation, as the Spielberg Parties shall cease to Beneficially Own in the aggregate at least 5% of the issued and outstanding Common Stock.

                                   ARTICLE IV

                               General Provisions

                  Section 4.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given and received (a) on the date of delivery if delivered personally, or by facsimile upon confirmation of transmission by the sender's fax machine if sent on a Business Day (or otherwise on the next Business Day) or (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (i) if to the Company, to:

                           DreamWorks Animation SKG, Inc.
                           Grandview Building
                           1000 Flower Street
                           Glendale, California 91201
                           Fax: (818) 659-6123
                           Attention: Katherine Kendrick, General Counsel

                           with a copy to:

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019-7475
                           Fax:  (212) 474-3700
                           Attention:  Faiza J. Saeed

                  (ii) if to any Spielberg Party, to:

                           [          ]
                           Fax: [             ]
                           Attention: [            ]

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                  (iii) if to any other party hereto, to the address of such party specified on the signature page hereto.

                  Section 4.02. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  Section 4.03. Entire Agreement; No Third Party Beneficiaries.
(a) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                  Section 4.04. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to applicable principles of conflict of laws, except to the extent the substantive laws of the State of Delaware are mandatorily applicable under Delaware law.

                  Section 4.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

                  Section 4.06. Assignment; Amendments. (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the parties and their respective successors (including any executor or administrator of a party's estate) and permitted assigns.

                  (b) No amendment to or waiver of this Agreement shall be effective unless it shall be in writing and signed by the Company and each of the parties hereto.

                  Section 4.07. Enforcement. (a) Each of the Company and each party hereto acknowledges that the other parties would not have an adequate remedy at law for money

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damages in the event that any of the covenants or agreements of any of the other parties in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of the Company and each party hereto, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such actual or potential breach and enforcing specifically the terms and provisions hereof, and each of the Company and each party hereto hereby waives (i) any and all defenses they may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief and (ii) the need to post any bond that may be required in connection with the granting of such an injunction or other equitable relief.

                  (b) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  Section 4.08. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  Section 4.09. Submission to Jurisdiction; Waivers. With respect to any suit, action or proceeding relating to this Agreement (collectively, a "Proceeding"), each party to this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the States of New York and the Court of Chancery of the State of Delaware and any court of the United States located in the Borough of Manhattan in New York City; (b) waives any objection which such party may have at any time to the laying of venue of any Proceeding brought in any such court, waives any claim that such Proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such Proceeding, that such court does not have jurisdiction over such party; (c) consents to the service of process at the address set forth for notices in Section 4.01 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law; and (d) waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Proceeding.

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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Standstill Agreement as of the date first written above.

                             DREAMWORKS ANIMATION SKG, INC.,

                                  By

                                         --------------------------------------
                                         Name:
                                         Title:


                             DW LIPS, L.P.,

                                  By     DW SUBS, INC.,
                                         General Partner

                                         By

                                              ---------------------------------
                                              Name: Steven Spielberg
                                              Title: President

                             M&J K B LIMITED PARTNERSHIP,

                                  By     M&J K DREAM CORP.,
                                         General Partner

                                         By

                                              ---------------------------------
                                              Name: Jeffrey Katzenberg
                                              Title: President

                             Address:


                             DG-DW, L.P.,


                                  By     DG-DW, INC.,
                                         General Partner

                                         By

                                              ---------------------------------
                                              Name: David Geffen
                                              Title: President

                              Address:

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                              DW INVESTMENT II, INC.,

                                  by

                                         --------------------------------------
                                         Name:
                                         Title:

                              Address:


                              STEVEN SPIELBERG


                                         --------------------------------------

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